UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas 77002
(Address of principal executive offices)

Registrant's telephone number including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

KBR, Inc. announces that Raymond L. Carney has been appointed as KBR’s new Vice President and Chief Accounting Officer, effective May 30, 2017. Mr. Carney replaces Nelson E. Rowe, Sr. who has been promoted to Senior Vice President/Officer of Financial Planning and Investor Relations.

Previous to Mr. Carney’s appointment with KBR, he was Vice President and Chief Accounting Officer of Exterran Corporation since April 2016, and was Vice President, Controller and Chief Accounting Officer of Dresser-Rand Group Inc. from August 2008 to March 2016. Prior to Dresser-Rand, Mr. Carney spent six years with Alcoa first as Manager, Financial Transactions and subsequently as Group Controller for Global Rolled Products, Hard Alloy Extrusions and Asia. Mr. Carney began his career at Ernst & Young, where he served in a variety of positions during his 13-year tenure. He received his Bachelor of Science in Accounting from Pennsylvania State University in 1989 and is a CPA.

In connection with his appointment as Vice President and Chief Accounting Officer of KBR, Mr. Carney will receive an annual base salary of $310,000, prorated to his date of employment, eligibility to participate in KBR’s stock and incentive plan (the “LTI Plan”) for KBR’s 2017 fiscal year with the estimated target grant date value of Mr. Carney’s 2017 LTI Plan award expected to be $300,000, comprised ⅔ of Performance Award Units and ⅓ Restricted Stock Units, and is entitled to a 90-day notice period for an involuntary termination on or before December 31, 2017 and 180-day notice period after December 31, 2017. He is also eligible to participate in KBR’s annual incentive plan for KBR’s 2017 fiscal year and to participate in the other compensation and benefit plans generally available to KBR’s senior executives.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

May 16, 2017	/s/ Beth Ann Dranguet
Beth Ann Dranguet
Assistant Corporate Secretary